AQUAhydrate, Inc.

5870 West Jeffreson Blvd., Suite D

Los Angeles, CA 900126

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints each of Matthew Howison and Laarni Niro the attorney, agent and proxy of the undersigned (the "Proxies"), with full power of substitution, to vote all stock of AQUAhydrate, Inc. which the undersigned is entitled to represent and vote at the Special Meeting of Stockholders of the Company to be held ______ __, 20__, at __:00 p.m. Pacific Standard Time at ______________________ and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1

1.APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S ARTICLES OF INCORPORATION:

[ ]FOR	[ ]AGAINST	[ ]ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

2.APPROVAL OF THE MERGER AND THE MERGER AGREEMENT:

[ ]FOR	[ ]AGAINST	[ ]ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

3.APPROVAL OF THE ADJOURNMENT OF THE MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES IF SUFFICIENT VOTES TO APPROVE PROPOSALS 1 AND 2 HAVE NOT BEEN OBTAINED:

[ ]FOR	[ ]AGAINST	[ ]ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY INDICATION IS MADE THIS PROXY WILL BE VOTED (i) FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION, (ii) FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER; (iii) FOR THE APPROVAL OF THE ADJOURNMENT OF THE MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES, AND (iv) IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS THE PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

IMPORTANT - PLEASE SIGN, DATE AND RETURN PROMPTLY

DATED:

______________________________________, 20__

(Signature)________________________________

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person

PLEASE SIGN THIS CARD AND RETURN PROMPTLY. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.